ajm Deloitte.

EFL Overseas Inc.

Reserve estimation and economic evaluation

Executive summary
SEC compliant
Kotaneelee, Yukon Territory

Effective date: August 31, 2012

ajm **Deloitte.**

700, 850 – 2 Street SW
Calgary AB T2P 0R8
Canada

Tel: 403-267-1700
Fax: 587-774-5398
www.deloitte.ca

September 28, 2012

EFL Overseas Inc.
Suite 600
333 N. Sam Houston Parkway East
Houston, Texas
USA 77060

Attention: Mr. Doug McLellan

RE: EFL Overseas Inc.
Reserve estimation and economic evaluation

At your request and authorization, Deloitte & Touche LLP ("AJM Deloitte") has prepared an independent evaluation of certain oil and gas assets of EFL Overseas Inc. ("EFLO"), effective August 31, 2012.

This report has been prepared for the use of EFL Overseas Inc. for corporate reporting purposes and AJM Deloitte hereby gives its consent to the use of its name and to the said estimates for reporting in the United States. Field information obtained subsequent to the effective date was not used in the evaluation.

Pursuant to the requirements of Item 1202 (a) (8) of Regulation S-K, this report documents the results of the evaluation with the following table summarizing 100 percent of the corporate reserves and value:

- Table 1 – summary of corporate reserves and value using constant prices and costs (in US dollars).

While the evaluated assets are currently on production and generating a positive cash flow, there is no economic value or reserves assigned due to high future abandonment costs. This results in an overall negative future net revenue for EFLO, under the definitions established by the SEC.

The oil and gas reserves calculations and income projections, upon which this report is based, were estimated in accordance with the SEC's Regulation S-X Part 210.4-10(a). AJM Deloitte used all methods and procedures it considered necessary under the circumstances to prepare the report. The Evaluation Procedure section included in this report details the reserves definitions, price and market demand forecasts and general procedure used by AJM Deloitte in its determination of this evaluation and are appropriate for the purposes served by the report. In accordance with SEC requirements all prices and costs (capital and operating) were held constant. Constant prices were based on an average of market prices posted at or near the first of each month from September 1, 2011 to August 1, 2012. The extent and character of ownership and all factual data supplied by EFL Overseas Inc. were accepted as presented (see Representation letter attached within). A field inspection and environmental/safety assessment of the properties was not made by AJM Deloitte and the consultant makes no representations and accepts no responsibilities in this regards.

This report contains forward looking statements including expectations of future production and capital expenditures. Possible changes to the current government regulations may cause volumes of proved and proved plus probable reserves actually recovered and amounts of proved and proved plus probable income actually received to differ significantly from the estimated quantities. Information concerning reserves may also be deemed to be forward looking as estimates imply that the reserves described can be profitably produced in the future. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause the actual results to differ from those anticipated. These risks include, but are not limited to: the underlying risks of the oil and gas industry (i.e. operational risks in development, exploration and production; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the uncertainty of reserves estimates; the uncertainty of estimates and projections relating to production, costs and expenses, political and environmental factors), and commodity price and exchange rate fluctuation. Present values for various discount rates documented in this report may not necessarily represent fair market value of the reserves.

A Boe conversion ratio of six (6) Mcf: one (1) barrel has been used within this report. This conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

EFL Overseas Inc. makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act. Furthermore, EFL Overseas Inc. has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-X of EFL Overseas Inc. to the references to our name as well as to the references to our third party report for EFL Overseas Inc., which appears in the August 31, 2012 annual report on Form 10-K of filings made with the SEC by EFL Overseas Inc.

Yours truly,

Douglas S. Ashton, P. Eng.
Partner
Deloitte & Touche LLP

/ct

TABLE 1

EFL Overseas

Acquisition of Devon Canada Corporation

DETAILED ECONOMIC SUMMARY

AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Effective August 31,2012

Canada

		PDP	PDNP	PUD	TP	PB	P+P	Possible	P+P+P
Sales Gas	**MMcf**								
Ultimate Remaining		2,982.4		14,334.9	17,317.3	18,216.2	35,535.6	14,029.2	49,564.7
WI Before Royalty		2,067.9		3,295.5	5,363.4	4,459.8	9,823.2	4,849.2	14,472.4
WI After Royalty		1,777.1		2,866.1	4,643.3	3,951.3	8,594.6	4,008.1	12,602.7
Royalty Interest		0.0		0.0	0.0	0.0	0.0	0.0	0.0
Total Net		1,777.1		2,866.1	4,643.3	3,951.3	8,594.6	4,008.1	12,602.7
MBOE	**Mboe**								
Ultimate Remaining		497.1		2,389.2	2,886.2	3,036.4	5,922.6	2,338.2	8,260.8
WI Before Royalty		344.7		549.2	893.9	743.3	1,637.2	774.9	2,412.1
WI After Royalty		296.2		477.7	773.9	658.6	1,432.4	668.0	2,100.4
Royalty Interest		0.0		0.0	0.0	0.0	0.0	0.0	0.0
Total Net		296.2		477.7	773.9	658.6	1,432.4	668.0	2,100.4
Net Present Values - BTAX	**M$**								
Undiscounted		-662.6		-1,809.7	-2,472.3	-1,263.4	-3,735.7	931.2	-2,804.6
Discounted at 5%		-313.1		-1,886.7	-2,199.8	-1,430.9	-3,630.7	1,041.8	-2,588.9
Discounted at 10%		-133.4		-1,946.2	-2,079.6	-1,597.0	-3,676.6	892.0	-2,784.6
Discounted at 15%		-39.2		-1,989.4	-2,028.6	-1,736.0	-3,764.6	730.3	-3,034.3
Discounted at 20%		10.6		-2,018.8	-2,008.1	-1,845.7	-3,853.9	599.1	-3,254.7

Light & Medium Oil includes Shale Oil. Heavy Oil includes Ultra Heavy in Alberta and Bitumen. Sales Gas includes Solution gas, Associated and Non- Associated gas, Coalbed Methane, Shale gas and Hydrates.

ajm **Deloitte.**

Independent petroleum consultants consent

The undersigned firm of Independent Qualified Reserves Evaluators and Auditors of Calgary, Alberta, Canada has prepared an independent evaluation of reserves and future net revenues derived therefrom, of the Petroleum and Natural Gas assets of the interests of EFL Overseas Inc. These reserves and future net revenues were estimated using prior 12 month average constant prices and costs (before and after income taxes) according to the requirements of SEC's Regulation S-X, Part 210.4-10 (a). The effective date of this evaluation is August 31, 2012.

In the course of the evaluation, EFL Overseas Inc. provided AJM Deloitte personnel with basic information which included land, well and accounting (product prices and operating costs) information; reservoir and geological studies, estimates of on-stream dates for certain properties, contract information, budget forecasts and financial data. Other engineering, geological or economic data required to conduct the evaluation and upon which this report is based, were obtained from public records, other operators and from AJM Deloitte non confidential files. The extent and character of ownership and accuracy of all factual data supplied for the independent evaluation, from all sources, has been accepted.

A "Representation Letter" dated October 2, 2012 and signed by the Chief Executive Officer was received from EFL Overseas Inc. prior to the finalization of this report. This letter specifically addressed the accuracy, completeness and materiality of all the data and information that was supplied to us during the course of our evaluation of EFL Overseas Inc.'s reserves and net present values. This letter is included within.

A field inspection and environmental/safety assessment of the properties was beyond the scope of the engagement of AJM Deloitte and none was carried out. The "Representation Letter" received from EFL Overseas Inc. provided assurance that no additional information necessary for the completion of our assignment would have been obtained by a field inspection.

The accuracy of any reserve and production estimates is a function of the quality and quantity of available data and of engineering interpretation and judgment. While reserve and production estimates presented herein are considered reasonable, the estimates should be accepted with the understanding that reservoir performance subsequent to the date of the estimate may justify revision, either upward or downward.

Revenue projections presented in this report are subject to uncertainties and may in future differ materially from the forecasts herein. Present values of future net revenues documented in this report do not necessarily represent the fair market value of the reserves evaluated herein.

PERMIT TO PRACTICE

Deloitte
Permit Number: P-11444

The Association of Professional Engineers
and Geoscientists of Alberta

ajm **Deloitte.**

Certificate of qualification

I, D. S. Ashton, a Professional Engineer, of 700, 850 – 2nd Street S.W., Calgary, Alberta, Canada hereby certify that:

1. I am an associate of Deloitte & Touche LLP ("AJM Deloitte"), which did prepare an evaluation of certain oil and gas assets of the interests of EFL Overseas Inc. The effective date of this evaluation is August 31, 2012.

2. I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of EFL Overseas Inc.

3. I attended the University of Calgary and graduated with a Bachelor of Science Degree in Chemical Engineering in 1992; that I am a Registered Professional Engineer in the Province of Alberta; and I have in excess of nineteen years of engineering experience.

4. I am a Qualified Reserves Auditor as defined in the Canadian Oil and Gas Evaluation Handbook, Volume 1, Section 3.2.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

D. S. Ashton, P. Eng.

September 17, 2012
Date

ajm **Deloitte.**

Certificate of qualification

I, L. Kis a Professional Engineer, of 700, 850 – 2nd Street S.W., Calgary, Alberta, Canada hereby certify that:

1. I am an employee of Deloitte & Touche LLP ("AJM Deloitte"), which did prepare an evaluation of certain oil and gas assets of the interests of EFL Overseas Inc. The effective date of this evaluation is August 31, 2012.

2. I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of EFL Overseas Inc.

3. I attended the University of Wales and graduated with a Bachelor of Science in Applied Science in 1972; that I am a Registered Professional Engineer in the Province of Alberta; and I have in excess of twenty eight years of engineering experience.

4. I am a Qualified Reserves Auditor as defined in the Canadian Oil and Gas Evaluation Handbook, Volume 1, Section 3.2.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

L. Kis

L. Kis, P. Eng.

September 17, 2012

Date

ajm **Deloitte.**

Certificate of qualification

I, D. L. Horbachewski, a Professional Geologist, of 700, 850 – 2nd Street S.W., Calgary, Alberta, Canada hereby certify that:

1. I am an employee of Deloitte & Touche LLP ("AJM Deloitte"), which did prepare an evaluation of certain oil and gas assets of the interests of EFL Overseas Inc. The effective date of this evaluation is August 31, 2012.

2. I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of EFL Overseas Inc.

3. I attended the University of Calgary and graduated with a Bachelor of Science Degree in Geology in 1999; that I am a Registered Professional Geologist in the Province of Alberta; and I have in excess of twelve years of geological experience.

4. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

DLHorbachewski

D. L. Horbachewski, P. Geol.

September 17, 2012

Date

ajm **Deloitte.**

Certificate of qualification

I, K. White, a Professional Geologist, of 700, 850 – 2nd Street S.W., Calgary, Alberta, Canada hereby certify that:

1. I am an employee of Deloitte & Touche LLP ("AJM Deloitte"), which company did prepare an evaluation of certain oil and gas assets of the interests of EFL Overseas Inc. The effective date of this evaluation is August 31, 2012.

2. I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of EFL Overseas Inc.

3. I attended the University of Manitoba and graduated with a Bachelor of Science Degree in Geology in 1981; that I am a Registered Professional Geologist in the Province of Alberta; and I have in excess of thirty years of geological experience.

4. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

K. White, P. Geol.

September 17, 2012
Date

EFL OVERSEAS

October 2, 2012

AJM Deloitte
700, 850 - 2nd Street SW
Calgary, Alberta
T2P 0R8

Re: Standard Representation Letter
Corporate Reserve Evaluation

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves effective August 31, 2012 (the "effective date"), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, the following representations and information made to you during the course and conduct of the evaluation.

1. We (the "Client") have made available to you (the "Evaluator") certain records, information and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation including the following:

    a. accounting, financial and contractual data
    b. asset ownership and related encumbrance information
    c. details concerning product marketing, transportation and processing arrangement
    d. all technical information including geological, engineering and production and test data
    e. estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and annual audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible or otherwise, for which accurate and current ownership information has been provided.

4. With respect to all information provided to you regarding product marketing, transportation and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations and additions to these arrangements that could reasonably be expected to have a material impact on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm as of the effective date of the evaluation that:

   a. For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any changes of which we have been made aware.
   b. This letter provides assurance that no additional information necessary for the completion of your assignment would have been obtained by a field inspection.
   c. All regulatory approvals, permits and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   d. Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this period.
   e. Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   f. If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will undertake to inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.
   g. Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could materially affect our reserves and the economic value of these reserves that has not been disclosed to you.

Yours truly,

Keith Macdonald,
CEO

Table of contents

Effective date: August 31, 2012


Kotaneelee
104-K-10 104-I-15 94-N-2 94-P-6 R5 R17 R5 R17 R6 R18 R7 R20 R9
T126
T120
T114
T108
T102


Kilometres
0 100 200 300
0 100 200
Miles

Legend

★ Evaluated Property

ajm **Deloitte.**

EFL Overseas Inc.

Property Location

Effective August 31, 2012

geoSCOUT	By : laj	Date : 2012/09/18
	Scale = 1:14921813	Project : efl loc

EFL Overseas
Acquisition of Devon Canada Corporation
DETAILED ECONOMIC SUMMARY
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Effective August 31, 2012 | Canada

	PDP	PDNP	PUD	TP	PB	P+P	Possible	P+P+P
Sales Gas — MMcf								
Ultimate Remaining	2,982.4		14,334.9	17,317.3	19,218.2	36,535.6	14,029.2	49,564.7
WI Before Royalty	2,067.9		3,295.5	5,363.4	4,459.8	9,823.2	4,649.2	14,472.4
WI After Royalty	1,777.1		2,866.1	4,643.3	3,951.3	8,594.6	4,008.1	12,602.7
Royalty Interest	0.0		0.0	0.0	0.0	0.0	0.0	0.0
Total Net	1,777.1		2,866.1	4,643.3	3,951.3	8,594.6	4,008.1	12,602.7
MBOE — Mboe								
Ultimate Remaining	497.1		2,389.2	2,886.2	3,036.4	5,922.6	2,338.2	8,260.8
WI Before Royalty	344.7		549.2	893.9	743.3	1,637.2	774.9	2,412.1
WI After Royalty	296.2		477.7	773.9	658.6	1,432.4	668.0	2,100.4
Royalty Interest	0.0		0.0	0.0	0.0	0.0	0.0	0.0
Total Net	296.2		477.7	773.9	658.6	1,432.4	668.0	2,100.4
Net Present Values - BTAX — M$								
Undiscounted	-662.6		-1,809.7	-2,472.3	-1,263.4	-3,735.7	931.2	-2,804.5
Discounted at 5%	-313.1		-1,886.7	-2,199.8	-1,430.9	-3,630.7	1,041.8	-2,588.9
Discounted at 10%	-133.4		-1,946.2	-2,079.6	-1,597.0	-3,676.6	892.0	-2,784.6
Discounted at 15%	-39.2		-1,989.4	-2,028.6	-1,736.0	-3,764.6	730.3	-3,034.3
Discounted at 20%	10.6		-2,018.8	-2,008.1	-1,845.7	-3,853.9	599.1	-3,254.7

Light & Medium Oil includes Shale Oil. Heavy Oil includes Ultra Heavy in Alberta and Bitumen. Sales Gas includes Solution gas, Associated and Non- Associated gas, Coalbed Methane, Shale gas and Hydrates.

EFL Overseas
Acquisition of Devon Canada Corporation
DETAILED RESERVES AND PRESENT VALUE
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Canada

Effective August 31, 2012

Proved Developed Producing

Location	Formation	Avg Int Derived	Oil			Sales Gas			NGL			BOE			Present Value		
			WI	RI	Net	WI	RI	Net	WI	RI	Net	WI	RI	Net	0%	5%	10%
		%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada																	
Yukon																	
Abandonment			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-743.5	-401.4	-223.1
Kotaneelee			0.0	0.0	0.0	2,067.9	0.0	1,777.1	0.0	0.0	0.0	344.7	0.0	296.2	80.9	88.3	89.8
Yukon			0.0	0.0	0.0	2,067.9	0.0	1,777.1	0.0	0.0	0.0	344.7	0.0	296.2	-662.6	-313.1	-133.4
Canada			0.0	0.0	0.0	2,067.9	0.0	1,777.1	0.0	0.0	0.0	344.7	0.0	296.2	-662.6	-313.1	-133.4
Total			0.0	0.0	0.0	2,067.9	0.0	1,777.1	0.0	0.0	0.0	344.7	0.0	296.2	-662.6	-313.1	-133.4

EFL Overseas
Acquisition of Devon Canada Corporation
DETAILED RESERVES AND PRESENT VALUE
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Canada

Effective August 31, 2012

Proved

Location	Formation	Avg Int Derived	Oil			Sales Gas			NGL			BOE			Present Value		
			WI	RI	Net	WI	RI	Net	WI	RI	Net	WI	RI	Net	0%	5%	10%
		%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada																	
Yukon																	
Abandonment			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-743.5	-401.4	-223.1
Kotaneelee			0.0	0.0	0.0	5,363.4	0.0	4,643.3	0.0	0.0	0.0	893.9	0.0	773.9	-1,728.8	-1,798.3	-1,856.4
Yukon			0.0	0.0	0.0	5,363.4	0.0	4,643.3	0.0	0.0	0.0	893.9	0.0	773.9	-2,472.3	-2,199.8	-2,079.6
Canada			0.0	0.0	0.0	5,363.4	0.0	4,643.3	0.0	0.0	0.0	893.9	0.0	773.9	-2,472.3	-2,199.8	-2,079.6
Total			0.0	0.0	0.0	5,363.4	0.0	4,643.3	0.0	0.0	0.0	893.9	0.0	773.9	-2,472.3	-2,199.8	-2,079.6

EFL Overseas
Acquisition of Devon Canada Corporation
DETAILED RESERVES AND PRESENT VALUE
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Canada

Effective August 31, 2012

Proved Plus Probable

Location	Formation	Avg Int Derived	Oil			Sales Gas			NGL			BOE			Present Value		
			WI	RI	Net	WI	RI	Net	WI	RI	Net	WI	RI	Net	0%	5%	10%
		%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada																	
Yukon																	
Abandonment			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-771.0	-381.4	-196.3
Kotaneelee			0.0	0.0	0.0	9,823.2	0.0	8,594.6	0.0	0.0	0.0	1,637.2	0.0	1,432.4	-2,964.7	-3,249.3	-3,480.3
Yukon			0.0	0.0	0.0	9,823.2	0.0	8,594.6	0.0	0.0	0.0	1,637.2	0.0	1,432.4	-3,735.7	-3,630.7	-3,676.6
Canada			0.0	0.0	0.0	9,823.2	0.0	8,594.6	0.0	0.0	0.0	1,637.2	0.0	1,432.4	-3,735.7	-3,630.7	-3,676.6
Total			0.0	0.0	0.0	9,823.2	0.0	8,594.6	0.0	0.0	0.0	1,637.2	0.0	1,432.4	-3,735.7	-3,630.7	-3,676.6

EFL Overseas
Acquisition of Devon Canada Corporation
DETAILED RESERVES AND PRESENT VALUE
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Canada

Effective August 31, 2012

Proved Plus Probable Plus Possible

Location	Formation	Avg Int Derived	Oil WI	Oil RI	Oil Net	Sales Gas WI	Sales Gas RI	Sales Gas Net	NGL WI	NGL RI	NGL Net	BOE WI	BOE RI	BOE Net	Present Value 0%	Present Value 5%	Present Value 10%
		%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada																	
Yukon																	
Abandonment			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-926.2	-297.0	-107.3
Kotaneelee			0.0	0.0	0.0	14,472.4	0.0	12,602.7	0.0	0.0	0.0	2,412.1	0.0	2,100.4	-1,878.3	-2,291.8	-2,677.3
Yukon			0.0	0.0	0.0	14,472.4	0.0	12,602.7	0.0	0.0	0.0	2,412.1	0.0	2,100.4	-2,804.5	-2,588.9	-2,784.6
Canada			0.0	0.0	0.0	14,472.4	0.0	12,602.7	0.0	0.0	0.0	2,412.1	0.0	2,100.4	-2,804.5	-2,588.9	-2,784.6
Total			0.0	0.0	0.0	14,472.4	0.0	12,602.7	0.0	0.0	0.0	2,412.1	0.0	2,100.4	-2,804.5	-2,588.9	-2,784.6

EFL Overseas
Acquisition of Devon Canada Corporation
PRODUCTION AND REVENUE FORECAST
Company Share
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Sep 12 - Dec 12

Effective August 31, 2012

Proved Developed Producing

Location	Formation	Category	Company Share Oil & NGL Mbbl	Company Share Gas MMcf	Total Revenue M$	Crown Royalty M$	FH & ORR M$	Oper Exp M$	Aband Costs M$	Min Tax & SCC M$	Invest M$	Cash Flow M$
Canada												
Yukon												
Kotaneelee			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Yukon			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Canada			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Total			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1

EFL Overseas
Acquisition of Devon Canada Corporation
PRODUCTION AND REVENUE FORECAST
Company Share
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Sep 12 - Dec 12

Effective August 31, 2012 Proved

Location	Formation	Category	Company Share Oil & NGL Mbbl	Company Share Gas MMcf	Total Revenue M$	Crown Royalty M$	FH & ORR M$	Oper Exp M$	Aband Costs M$	Min Tax & SCC M$	Invest M$	Cash Flow M$
Canada												
Yukon												
Kotaneelee			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Yukon			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Canada			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1
Total			0	239	511.1	51.1	20.8	431.1	0.0	0.0	0.0	8.1

EFL Overseas
Acquisition of Devon Canada Corporation
PRODUCTION AND REVENUE FORECAST
Company Share
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Sep 12 - Dec 12

Effective August 31, 2012 — Proved Plus Probable

Location	Formation	Category	Company Share Oil & NGL Mbbl	Company Share Gas MMcf	Total Revenue M$	Crown Royalty M$	FH & ORR M$	Oper Exp M$	Aband Costs M$	Min Tax & SCC M$	Invest M$	Cash Flow M$
Canada												
Yukon												
Kotaneelee			0	245	523.4	52.3	21.3	440.7	0.0	0.0	0.0	9.1
Yukon			0	245	523.4	52.3	21.3	440.7	0.0	0.0	0.0	9.1
Canada			0	245	523.4	52.3	21.3	440.7	0.0	0.0	0.0	9.1
Total			0	245	523.4	52.3	21.3	440.7	0.0	0.0	0.0	9.1

EFL Overseas
Acquisition of Devon Canada Corporation
PRODUCTION AND REVENUE FORECAST
Company Share
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)
Sep 12 - Dec 12

Effective August 31, 2012

Proved Plus Probable Plus Possible

Location	Formation	Category	Company Share Oil & NGL Mbbl	Company Share Gas MMcf	Total Revenue M$	Crown Royalty M$	FH & ORR M$	Oper Exp M$	Aband Costs M$	Min Tax & SCC M$	Invest M$	Cash Flow M$
Canada												
Yukon												
Kotaneelee			0	259	554.5	55.4	22.5	465.1	0.0	0.0	0.0	11.4
Yukon			0	259	554.5	55.4	22.5	465.1	0.0	0.0	0.0	11.4
Canada			0	259	554.5	55.4	22.5	465.1	0.0	0.0	0.0	11.4
Total			0	259	554.5	55.4	22.5	465.1	0.0	0.0	0.0	11.4

EFL Overseas
Acquisition of Devon Canada Corporation
CASH FLOW
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Selection : Canada

Effective August 31, 2012

Total Proved Developed Producing Reserves

OIL, GAS & SULPHUR SUMMARY

	COMPANY OIL							COMPANY SALES GAS							SULPHUR		TOTAL	
	Wells	Pool Rates bbl/d	Pool Volumes bbl	WI Volume bbl	RI Volume bbl	Price $/bbl	Revenue $	Wells	Pool Rates Mcf/d	Pool Volumes MMcf	WI Volume MMcf	RI Volume MMcf	Price $/Mcf	Revenue $	Co. Share Volume lt	Price $/lt	WI Rates boe/d	Co. Share Rates boe/d
2012	0.0	0	0.0	0.0	0.0	0.00	0	1.0	2,883	344.6	238.5	0.0	2.14	511,036	0.0	0.00	326	326
2013	0.0	0	0.0	0.0	0.0	0.00	0	1.0	2,235	616.7	565.8	0.0	2.14	1,210,358	0.0	0.00	250	250
2014	0.0	0	0.0	0.0	0.0	0.00	0	1.0	1,583	670.6	396.6	0.0	2.14	846,554	0.0	0.00	181	181
2015	0.0	0	0.0	0.0	0.0	0.00	0	1.0	1,093	399.0	278.7	0.0	2.14	592,103	0.0	0.00	126	126
2016	0.0	0	0.0	0.0	0.0	0.00	0	1.0	784	270.7	194.0	0.0	2.14	415,077	0.0	0.00	88	88
2017	0.0	0	0.0	0.0	0.0	0.00	0	1.0	534	195.0	135.2	0.0	2.14	289,373	0.0	0.00	62	62
2018	0.0	0	0.0	0.0	0.0	0.00	0	1.0	374	139.4	94.9	0.0	2.14	202,395	0.0	0.00	43	43
2019	0.0	0	0.0	0.0	0.0	0.00	0	1.0	291	95.4	66.2	0.0	2.14	141,591	0.0	0.00	30	30
2020	0.0	0	0.0	0.0	0.0	0.00	0	1.0	183	66.9	46.4	0.0	2.14	99,237	0.0	0.00	21	21
2021	0.0	0	0.0	0.0	0.0	0.00	0	1.0	128	46.8	32.3	0.0	2.14	69,184	0.0	0.00	15	15
Sub			0.0	0.0	0.0	0.00	0			2,949.8	2,045.3	0.0	2.14	4,376,932	0.0	0.00		
Rem			0.0	0.0	0.0	0.00	0			32.6	22.6	0.0	2.14	48,389	0.0	0.00		
Total			0.0	0.0	0.0	0.00	0			2,982.4	2,067.9	0.0	2.14	4,425,321	0.0	0.00		

NGL SUMMARY

	CONDENSATE				ETHANE				PROPANE				BUTANE				TOTAL NGL		
	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue $	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue $	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue $	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue $	WI Volume bbl	RI Volumes bbl	CS Net Volumes bbl
2012	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2013	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2014	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2015	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2016	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2017	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2018	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2019	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2020	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2021	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Sub	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Rem	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Total	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0

CASH FLOW BTAX

	Company Revenue $	Crown Royalty $	Freehold Royalty $	ORR Royalty $	Mineral Tax $	Total Royalty Burden %	Net Rev After Royalties $	Other Income $	Sask Corp Cap Tax $	Fixed Oper Expense $	Variable Operating Expense $	Other Expenses $	Total Operating Costs $	Abandon Cost & Salvage $	Net Operating Income $	Total Investment $	NET Cash Flow $	CUM Cash Flow $	Disc Cash Flow (10%) $
2012	511,036	51,109.6	0.0	20,763.3	0.0	14	439,223	0.0	0.0	2,991.5	310,476.7	117,683.6	431,143.5	0.0	8,079	0.0	8,079	8,079	7,961
2013	1,210,358	121,035.1	0.0	49,170.5	0.0	14	1,040,148	0.0	0.0	9,123.3	749,965.4	273,707.3	1,032,796.	0.0	7,350	0.0	7,350	15,429	7,473
2014	846,554	84,655.4	0.0	34,391.2	0.0	14	727,807	0.0	0.0	9,306.7	452,724.2	196,435.1	658,466.1	0.0	69,052	0.0	69,052	84,481	58,607
2015	592,103	59,210.3	0.0	24,054.2	0.0	14	508,839	0.0	0.0	9,401.9	322,980.9	140,532.0	473,005.3	0.0	35,833	0.0	35,833	120,314	27,359
2016	415,077	41,507.7	0.0	16,862.5	0.0	14	356,707	0.0	0.0	9,891.7	230,944.8	99,428.6	340,058.4	0.0	16,651	0.0	16,651	136,965	11,558
2017	289,373	28,937.3	0.0	11,755.6	0.0	14	248,680	0.0	0.0	9,675.3	164,224.4	70,439.8	244,539.0	0.0	4,140	0.0	4,140	141,105	2,612
2018	202,395	20,239.6	0.0	8,222.3	0.0	14	173,934	0.0	0.0	10,072.8	117,160.4	50,795.2	178,028.5	0.0	-4,095	0.0	-4,095	137,011	-2,349
2019	141,591	14,159.1	0.0	5,750.9	0.0	14	121,684	0.0	0.0	10,274.3	83,584.2	35,201.0	129,059.5	0.0	-7,405	0.0	-7,405	129,605	-3,882
2020	99,237	9,923.7	0.0	4,031.5	0.0	14	85,282	0.0	0.0	10,479.6	59,706.2	25,095.4	95,251.4	0.0	-9,969	0.0	-9,969	119,636	-4,726
2021	69,184	6,918.4	0.0	2,810.6	0.0	14	59,455	0.0	0.0	10,889.4	42,699.6	18,093.3	71,282.3	0.0	-11,827	0.0	-11,827	107,808	-5,097
Sub	4,376,932	437,693.2	0.0	177,812.9	0.0	14	3,761,428	0.0	0.0	91,975.7	2,534,328.	1,027,312.	3,653,617.	0.0	107,806	0.0	107,806	107,808	90,556
Rem	48,389	4,838.9	0.0	1,965.8	0.0	14	41,584	0.0	0.0	10,903.2	30,319.9	27,244.4	68,467.5	743,494.1	-770,377	0.0	-770,377	-662,569	-232,914
Total	4,425,321	442,532.1	0.0	179,778.7	0.0	14	3,803,010	0.0	0.0	102,878.9	2,564,648.	1,054,557.	3,722,084.	743,494.1	-662,569	0.0	-662,569	-662,569	-133,359

CO. SHARE RESERVES LIFE (years)

Reserves Half Life	1.9
RLI (Principal Product)	3.2
Reserves Life	10.3
RLI (BOE)	3.2

TOTAL RESERVES - SALES

	GROSS	WI	CO SH	NET
Oil (bbl)	0	0	0	0
Gas (MMcf)	2,982	2,068	2,068	1,777
Gas (boe)	497,071	344,651	344,651	296,185
*NGL (bbl)	0	0	0	0
Cond (bbl)	0	0	0	0
Total (boe)	497,071	344,651	344,651	296,185

*This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line.

NET PRESENT VALUES BEFORE TAX

Discount Rate %	Op Income $	Investment $	Cash Flow $	NPV/BOE $/BOE
0	(662,569)	0.0	(662,569)	(1.92)
5	(313,094)	0.0	(313,094)	(0.91)
10	(133,359)	0.0	(133,359)	(0.39)
12	(88,365)	0.0	(88,365)	(0.26)
15	(39,179)	0.0	(39,179)	(0.11)
20	10,628	0.0	10,628	0.03

CAPITAL (undisc)

		Unrisked	Risked
Cost Of Prod.	$/BOEPD	0.00	0.00
Cost Of Reserves	$/BOE	0.00	0.00
Prob Of Success	%	100.00	
Chance Of	%	100.00	

ECONOMIC INDICATORS

		BTAX Unrisked	BTAX Risked
Discount Rate	(%)	10.0	10.0
Payout	(Yrs)	0.0	0.0
Discounted Payout	(Yrs)	0.0	0.0
DCF Rate of Return	(%)	0.0	0.0
NPV/Undisc Invest		0.0	0.0
NPV/Disc Invest		0.0	0.0
NPV/DIS Cap Exposure		0.0	0.0
NPV/BOEPD	(M$/boepd)	-0.5	-0.5

FIRST 12 MONTHS AVG. PERFORMANCE (undisc)

		WI Unrisked	WI Risked	Co. Share Unrisked	Co. Share Risked
Prod (3 Mo Ave)	(BOEPD)	331.17	331.17	331.17	331.17
Prod (12 Mo Ave)	(BOEPD)	290.84	290.84	290.84	290.84
Price	($/BOE)	12.84	12.84	12.84	12.84
Royalties	($/BOE)	1.81	1.81	1.81	1.81
Operating Costs	($/BOE)	10.81	10.81	10.81	10.81
NetBack	($/BOE)	0.22	0.22	0.22	0.22
Recycle Ratio	(ratio)	0.00	0.00	0.00	0.00

EFL Overseas
Acquisition of Devon Canada Corporation
CASH FLOW
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Selection : Canada

Effective August 31, 2012

Total Proved Reserves

OIL, GAS & SULPHUR SUMMARY

	COMPANY OIL							COMPANY SALES GAS							SULPHUR		TOTAL	
	Wells	Pool Rates bbl/d	Pool Volumes bbl	WI Volume bbl	RI Volume bbl	Price $/bbl	Revenue M$	Wells	Pool Rates Mcf/d	Pool Volumes MMcf	WI Volume MMcf	RI Volume MMcf	Price $/Mcf	Revenue M$	Co. Share Volume lt	Price $/lt	WI Rates boe/d	Co. Share Rates boe/d
2012	0.0	0	0.0	0.0	0.0	0.00	0	1.0	2,823	344.6	238.6	0.0	2.14	511	0.0	0.00	339	339
2013	0.0	0	0.0	0.0	0.0	0.00	0	2.0	8,748	3,193.0	1,112.1	0.0	2.14	2,380	0.0	0.00	508	508
2014	0.0	0	0.0	0.0	0.0	0.00	0	2.0	14,032	5,121.6	1,441.6	0.0	2.14	3,086	0.0	0.00	658	658
2015	0.0	0	0.0	0.0	0.0	0.00	0	2.0	9,388	3,426.5	972.7	0.0	2.14	2,082	0.0	0.00	444	444
2016	0.0	0	0.0	0.0	0.0	0.00	0	2.0	5,697	2,085.0	609.9	0.0	2.14	1,303	0.0	0.00	277	277
2017	0.0	0	0.0	0.0	0.0	0.00	0	2.0	3,067	1,265.5	381.3	0.0	2.14	816	0.0	0.00	174	174
2018	0.0	0	0.0	0.0	0.0	0.00	0	2.0	2,119	773.4	241.3	0.0	2.14	516	0.0	0.00	110	110
2019	0.0	0	0.0	0.0	0.0	0.00	0	2.0	1,300	474.5	153.3	0.0	2.14	328	0.0	0.00	70	70
2020	0.0	0	0.0	0.0	0.0	0.00	0	2.0	600	222.9	98.3	0.0	2.14	210	0.0	0.00	45	45
2021	0.0	0	0.0	0.0	0.0	0.00	0	2.0	495	180.7	63.1	0.0	2.14	135	0.0	0.00	29	29
Sub			0.0	0.0	0.0	0.00	0			17,167.5	5,311.5	0.0	2.14	11,367	0.0	0.00		
Rem			0.0	0.0	0.0	0.00	0			169.8	51.9	0.0	2.14	111	0.0	0.00		
Total			0.0	0.0	0.0	0.00	0			17,317.3	5,363.4	0.0	2.14	11,478	0.0	0.00		

NGL SUMMARY

	CONDENSATE				ETHANE				PROPANE				BUTANE				TOTAL NGL		
	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volumes bbl	CS Net Volumes bbl
2012	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2013	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2014	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2015	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2016	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2017	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2018	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2019	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2020	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2021	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Sub	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Rem	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Total	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0

CASH FLOW BTAX

	Company Revenue M$	Crown Royalty M$	Freehold Royalty M$	GRR Royalty M$	Mineral Tax M$	Total Royalty Burden %	Net Rev After Royalties M$	Other Income M$	Sask Corp Cap Tax M$	Fixed Oper Expense M$	Variable Operating Expense M$	Other Expenses M$	Total Operating Costs M$	Abandon Cost & Salvage M$	Net Operating Income M$	Total Investment M$	NET Cash Flow M$	CUM Cash Flow M$	Disc Cash Flow (10%) M$
2012	511	51.1	0.0	20.6	0.0	14	439	0.0	0.0	3.0	310.5	117.7	431.1	0.0	8	0.0	8	8	8
2013	2,380	165.1	0.0	94.5	0.0	11	2,120	0.0	0.0	10.6	1,474.7	287.3	1,772.6	0.0	348	3,751.9	-3,404	-3,396	-3,191
2014	3,086	306.6	0.0	121.2	0.0	14	2,658	0.0	0.0	12.4	1,650.1	224.4	1,888.9	0.0	769	0.0	769	-2,627	647
2015	2,082	206.2	0.0	80.7	0.0	14	1,793	0.0	0.0	12.6	1,135.4	158.5	1,306.6	0.0	486	0.0	486	-2,141	371
2016	1,303	130.3	0.0	49.3	0.0	14	1,124	0.0	0.0	12.8	725.1	109.8	847.8	0.0	276	0.0	276	-1,865	191
2017	816	81.6	0.0	29.5	0.0	14	705	0.0	0.0	13.1	463.1	76.3	552.6	0.0	152	0.0	152	-1,713	96
2018	516	51.6	0.0	17.9	0.0	13	446	0.0	0.0	13.4	298.5	54.2	366.1	0.0	80	0.0	80	-1,633	45
2019	328	32.8	0.0	10.5	0.0	13	285	0.0	0.0	13.7	193.7	37.1	244.5	0.0	40	0.0	40	-1,593	21
2020	210	21.0	0.0	6.0	0.0	13	183	0.0	0.0	14.0	126.7	26.1	166.8	0.0	17	0.0	17	-1,576	8
2021	135	13.5	0.0	3.2	0.0	12	118	0.0	0.0	14.2	83.0	18.7	115.9	0.0	3	0.0	3	-1,574	1
Sub	11,367	1,063.7	0.0	453.6	0.0	13	9,869	0.0	0.0	120.0	6,460.8	1,110.0	7,690.9	0.0	2,178	3,751.9	-1,574	-1,574	-1,801
Rem	111	11.1	0.0	2.0	0.0	12	98	0.0	0.0	18.2	69.8	22.1	110.2	886.4	-898	0.0	-898	-2,472	-279
Total	11,478	1,074.8	0.0	455.6	0.0	13	9,967	0.0	0.0	138.2	6,530.7	1,132.2	7,801.0	886.4	1,280	3,751.9	-2,472	-2,472	-2,080

CO. SHARE RESERVES LIFE (years)

Reserves Half Life	2.2
RLI (Principal Product)	6.5
Reserves Life	11.3
RLI (BOE)	6.5

TOTAL RESERVES - SALES

	GROSS	WI	CO SH	NET
Oil (bbl)	0	0	0	0
Gas (MMcf)	17,317	5,363	5,363	4,643
Gas (Mboe)	2,886	894	894	774
*NGL (bbl)	0	0	0	0
Cond (bbl)	0	0	0	0
Total (boe)	2,886,221	893,900	893,900	773,876

*This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line.

NET PRESENT VALUES BEFORE TAX

Discount Rate %	Op Income M$	Investment M$	Cash Flow M$	NPV/BOE $/BOE
0	1,280	3,751.9	(2,472)	(2.77)
5	1,424	3,623.7	(2,200)	(2.46)
10	1,426	3,505.7	(2,080)	(2.33)
12	1,407	3,461.0	(2,054)	(2.30)
15	1,368	3,396.5	(2,029)	(2.27)
20	1,287	3,295.1	(2,008)	(2.25)

CAPITAL (undisc)

		Unrisked	Risked
Cost Of Prod.	$/BOEPD	10,008.46	10,008.46
Cost Of Reserves	$/BOE	4.20	4.20
Prob Of Success	%	100.00	
Chance Of	%	100.00	

ECONOMIC INDICATORS

		BTAX Unrisked	BTAX Risked
Discount Rate	(%)	10.0	10.0
Payout	(Yrs)	0.0	0.0
Discounted Payout	(Yrs)	0.0	0.0
DCF Rate of Return	(%)	0.0	0.0
NPV/Undisc Invest		-0.6	-0.6
NPV/Disc Invest		-0.6	-0.6
NPV/DIS Cap Exposure		-0.6	-0.6
NPV/BOEPD	(M$/boepd)	-5.5	-5.5

FIRST 12 MONTHS AVG. PERFORMANCE (undisc)

		WI Unrisked	WI Risked	Co. Share Unrisked	Co. Share Risked
Prod (3 Mo Ave)	(BOEPD)	331.17	331.17	331.17	331.17
Prod (12 Mo Ave)	(BOEPD)	374.87	374.87	374.87	374.87
Price	($/BOE)	12.84	12.84	12.84	12.84
Royalties	($/BOE)	1.58	1.58	1.58	1.58
Operating Costs	($/BOE)	10.21	10.21	10.21	10.21
NetBack	($/BOE)	1.05	1.05	1.05	1.05
Recycle Ratio	(ratio)	0.25	0.25	0.25	0.25

EFL Overseas
Acquisition of Devon Canada Corporation
CASH FLOW
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Selection : Canada

Effective August 31, 2012

Total Proved Plus Probable Reserves

OIL, GAS & SULPHUR SUMMARY

	COMPANY OIL							COMPANY SALES GAS								SULPHUR		TOTAL	
	Wells	Pool Rates bbl/d	Pool Volumes bbl	WI Volume bbl	RI Volume bbl	Price $/bbl	Revenue M$	Wells	Pool Rates Mcf/d	Pool Volumes MMcf	WI Volume MMcf	RI Volume MMcf	Price $/Mcf	Revenue M$		Co. Share Volume lt	Price $/lt	WI Rates boe/d	Co. Share Rates boe/d
2012	0.0	0	0.0	0.0	0.0	0.00	0	1.6	2,891	352.8	244.8	0.0	2.14	623		0.0	0.00	334	334
2013	0.0	0	0.0	0.0	0.0	0.00	0	5.6	19,392	7,077.9	2,028.8	0.0	2.14	4,342		0.0	0.00	926	926
2014	0.0	0	0.0	0.0	0.0	0.00	0	5.6	22,743	8,301.3	2,205.6	0.0	2.14	4,720		0.0	0.00	1,007	1,007
2015	0.0	0	0.0	0.0	0.0	0.00	0	5.6	16,480	6,007.9	1,601.3	0.0	2.14	3,427		0.0	0.00	731	731
2016	0.0	0	0.0	0.0	0.0	0.00	0	5.6	11,608	4,261.2	1,131.5	0.0	2.14	2,421		0.0	0.00	616	616
2017	0.0	0	0.0	0.0	0.0	0.00	0	5.0	8,070	2,045.4	797.7	0.0	2.14	1,707		0.0	0.00	364	364
2018	0.0	0	0.0	0.0	0.0	0.00	0	5.0	5,830	2,073.2	565.9	0.0	2.14	1,211		0.0	0.00	258	258
2019	0.0	0	0.0	0.0	0.0	0.00	0	5.0	4,010	1,493.7	402.8	0.0	2.14	862		0.0	0.00	184	184
2020	0.0	0	0.0	0.0	0.0	0.00	0	5.0	2,838	1,038.6	287.8	0.0	2.14	616		0.0	0.00	131	131
2021	0.0	0	0.0	0.0	0.0	0.00	0	5.0	2,013	734.8	205.1	0.0	2.14	439		0.0	0.00	94	94
Sub			0.0	0.0	0.0	0.00	0			34,207.1	9,471.1	0.0	2.14	20,268		0.0	0.00		
Rem			0.0	0.0	0.0	0.00	0			1,328.4	352.0	0.0	2.14	753		0.0	0.00		
Total			0.0	0.0	0.0	0.00	0			35,535.6	9,823.2	0.0	2.14	21,022		0.0	0.00		

NGL SUMMARY

	CONDENSATE				ETHANE				PROPANE				BUTANE				TOTAL NGL		
	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volumes bbl	CS Net Volumes bbl
2012	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2013	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2014	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2015	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2016	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2017	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2018	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2019	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2020	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2021	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Sub	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Rem	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Total	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0

CASH FLOW BTAX

	Company Revenue M$	Crown Royalty M$	Freehold Royalty M$	ORR Royalty M$	Mineral Tax M$	Total Royalty Burden %	Net Rev After Royalties M$	Other Income M$	Sask Corp Cap Tax M$	Fixed Oper Expense M$	Variable Operating Expense M$	Other Expenses M$	Total Operating Costs M$	Abandon Cost & Salvage M$	Net Operating Income M$	Total Investment M$	NET Cash Flow M$	CUM Cash Flow M$	Disc Cash Flow (10%) M$
2012	523	52.3	0.0	21.3	0.0	14	450	0.0	0.0	3.0	318.6	119.8	440.7	0.0	9	0.0	9	9	9
2013	4,342	219.7	0.0	174.4	0.0	9	3,947	0.0	0.0	18.2	2,090.1	272.0	2,380.3	0.0	968	7,388.5	-6,420	-6,411	-6,120
2014	4,720	369.6	0.0	168.0	0.0	12	4,173	0.0	0.0	21.8	2,524.4	272.3	2,818.3	0.0	1,355	0.0	1,355	-5,056	1,141
2015	3,427	342.7	0.0	136.6	0.0	14	2,949	0.0	0.0	22.1	1,869.3	199.4	2,090.8	0.0	858	0.0	858	-4,198	655
2016	2,421	242.1	0.0	94.9	0.0	14	2,084	0.0	0.0	22.5	1,347.3	148.0	1,517.8	0.0	567	0.0	567	-3,632	393
2017	1,707	170.7	0.0	66.1	0.0	14	1,470	0.0	0.0	23.0	968.8	108.8	1,100.6	0.0	370	0.0	370	-3,262	233
2018	1,211	121.1	0.0	46.1	0.0	14	1,044	0.0	0.0	23.4	701.6	81.3	806.7	0.0	238	0.0	238	-3,024	137
2019	862	86.2	0.0	32.1	0.0	14	743	0.0	0.0	23.9	508.7	60.4	593.0	0.0	150	0.0	150	-2,874	79
2020	616	61.6	0.0	22.2	0.0	14	532	0.0	0.0	24.4	371.0	44.7	440.1	0.0	92	0.0	92	-2,782	44
2021	439	43.9	0.0	16.2	0.0	13	380	0.0	0.0	24.8	269.7	27.7	322.2	137.4	-80	0.0	-80	-2,862	-34
Sub	20,268	1,699.9	0.0	798.0	0.0	12	17,772	0.0	0.0	207.0	11,908.2	1,334.9	13,116.1	137.4	4,525	7,388.5	-2,862	-2,862	-3,464
Rem	763	76.3	0.0	17.3	0.0	12	661	0.0	0.0	48.8	486.8	70.2	606.1	928.9	-874	0.0	-874	-3,736	-212
Total	21,022	1,776.2	0.0	613.5	0.0	12	18,433	0.0	0.0	255.9	12,035.1	1,405.1	13,718.2	1,066.1	3,651	7,388.5	-3,736	-3,736	-3,677

CO. SHARE RESERVES LIFE (years)

Reserves Half Life	2.6
RLI (Principal Product)	6.9
Reserves Life	16.3
RLI (BOE)	6.9

TOTAL RESERVES - SALES

	GROSS	WI	CO SH	NET
Oil (bbl)	0	0	0	0
Gas (MMcf)	35,536	9,823	9,823	8,595
Gas (Mboe)	5,923	1,637	1,637	1,432
*NGL (bbl)	0	0	0	0
Cond (bbl)	0	0	0	0
Total (boe)	5,922,593	1,637,197	1,637,197	1,432,428

*This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line.

NET PRESENT VALUES BEFORE TAX

Discount Rate %	Op Income M$	Investment M$	Cash Flow M$	NPV/BOE $/BOE
0	3,651	7,386.5	(3,736)	(2.28)
5	3,558	7,188.7	(3,631)	(2.22)
10	3,329	7,006.6	(3,677)	(2.25)
12	3,226	6,936.0	(3,710)	(2.27)
15	3,071	6,836.2	(3,765)	(2.30)
20	2,822	6,676.3	(3,854)	(2.35)

CAPITAL (undisc)

		Unrisked	Risked
Cost Of Prod.	$/BOEPD	11,422.49	11,422.49
Cost Of Reserves	$/BOE	4.51	4.51
Prob Of Success	%	100.00	
Chance Of	%	100.00	

ECONOMIC INDICATORS

		BTAX Unrisked	BTAX Risked
Discount Rate	(%)	10.0	10.0
Payout	(Yrs)	0.0	0.0
Discounted Payout	(Yrs)	0.0	0.0
DCF Rate of Return	(%)	0.0	0.0
NPV/Undisc Invest		-0.5	-0.5
NPV/Disc Invest		-0.5	-0.5
NPV/DIS Cap Exposure		-0.5	-0.5
NPV/BOEPD	(M$/boepd)	-5.7	-5.7

FIRST 12 MONTHS AVG. PERFORMANCE (undisc)

		WI Unrisked	WI Risked	Co. Share Unrisked	Co. Share Risked
Prod (3 Mo Ave)	(BOEPD)	338.36	338.36	338.36	338.36
Prod (12 Mo Ave)	(BOEPD)	646.66	646.66	646.66	646.66
Price	($/BOE)	12.84	12.84	12.84	12.84
Royalties	($/BOE)	1.29	1.29	1.29	1.29
Operating Costs	($/BOE)	9.17	9.17	9.17	9.17
NetBack	($/BOE)	2.38	2.38	2.38	2.38
Recycle Ratio	(ratio)	0.53	0.53	0.53	0.53

EFL Overseas
Acquisition of Devon Canada Corporation
CASH FLOW
AJM Deloitte SEC 12 Month Average August 1, 2012 (USD)

Selection : Canada
Effective August 31, 2012

Total Proved Plus Probable Plus Possible Reserves

OIL, GAS & SULPHUR SUMMARY

	COMPANY OIL							COMPANY SALES GAS								SULPHUR		TOTAL	
	Wells	Pool Rates bbl/d	Pool Volumes bbl	WI Volume bbl	RI Volume bbl	Price $/bbl	Revenue M$	Wells	Pool Rates Mcf/d	Pool Volumes MMcf	WI Volume MMcf	RI Volume MMcf	Price $/Mcf	Revenue M$		Co. Share Volume lt	Price $/lt	WI Rates boe/d	Co. Share Rates boe/d
2012	0.0	0	0.0	0.0	0.0	0.00	0	1.0	3,063	373.7	259.1	0.0	2.14	554		0.0	0.00	354	354
2013	0.0	0	0.0	0.0	0.0	0.00	0	6.0	20,311	7,413.4	2,169.7	0.0	2.14	4,643		0.0	0.00	991	991
2014	0.0	0	0.0	0.0	0.0	0.00	0	6.0	24,912	9,092.7	2,490.6	0.0	2.14	5,330		0.0	0.00	1,135	1,135
2015	0.0	0	0.0	0.0	0.0	0.00	0	6.0	19,812	7,231.5	1,998.3	0.0	2.14	4,277		0.0	0.00	913	913
2016	0.0	0	0.0	0.0	0.0	0.00	0	6.0	16,424	6,646.2	1,584.4	0.0	2.14	3,391		0.0	0.00	722	722
2017	0.0	0	0.0	0.0	0.0	0.00	0	6.0	12,040	4,394.7	1,253.3	0.0	2.14	2,682		0.0	0.00	572	572
2018	0.0	0	0.0	0.0	0.0	0.00	0	6.0	9,428	3,441.1	997.6	0.0	2.14	2,135		0.0	0.00	456	456
2019	0.0	0	0.0	0.0	0.0	0.00	0	5.0	7,402	2,701.6	796.7	0.0	2.14	1,705		0.0	0.00	364	364
2020	0.0	0	0.0	0.0	0.0	0.00	0	5.0	5,826	2,131.6	638.6	0.0	2.14	1,366		0.0	0.00	291	291
2021	0.0	0	0.0	0.0	0.0	0.00	0	5.0	4,595	1,677.2	511.2	0.0	2.14	1,094		0.0	0.00	233	233
Sub			0.0	0.0	0.0	0.00	0			44,102.9	12,695.4	0.0	2.14	27,168		0.0	0.00		
Rem			0.0	0.0	0.0	0.00	0			5,481.8	1,777.0	0.0	2.14	3,803		0.0	0.00		
Total			0.0	0.0	0.0	0.00	0			49,584.7	14,472.4	0.0	2.14	30,971		0.0	0.00		

NGL SUMMARY

	CONDENSATE				ETHANE				PROPANE				BUTANE				TOTAL NGL		
	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volume bbl	Price $/bbl	Co. Share Revenue M$	WI Volume bbl	RI Volumes bbl	CS Net Volumes bbl
2012	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2013	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2014	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2015	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2016	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2017	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2018	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2019	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2020	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
2021	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Sub	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Rem	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0
Total	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.00	0.0	0.0	0.0	0.0

CASH FLOW BTAX

	Company Revenue M$	Crown Royalty M$	Freehold Royalty M$	ORR Royalty M$	Mineral Tax M$	Total Royalty Burden %	Net Rev After Royalties M$	Other Income M$	Bank Corp Cap Tax M$	Fixed Oper Expense M$	Variable Operating Expense M$	Other Expense M$	Total Operating Costs M$	Abandon Cost & Salvage M$	Net Operating Income M$	Total Investment M$	NET Cash Flow M$	CUM Cash Flow M$	Disc Cash Flow (10%) M$
2012	554	55.4	0.0	22.6	0.0	14	476	0.0	0.0	3.0	336.8	125.3	465.1	0.0	11	0.0	11	11	11
2013	4,643	242.8	0.0	186.8	0.0	9	4,214	0.0	0.0	18.2	2,877.0	310.9	3,215.1	0.0	999	7,386.5	-6,388	-6,378	-6,091
2014	5,330	339.2	0.0	212.6	0.0	11	4,708	0.0	0.0	21.5	2,845.1	350.0	3,216.5	0.0	1,491	0.0	1,491	-4,886	1,265
2015	4,277	427.7	0.0	170.3	0.0	14	3,679	0.0	0.0	22.1	2,333.3	293.2	2,648.5	0.0	1,031	0.0	1,031	-3,854	787
2016	3,391	339.1	0.0	134.4	0.0	14	2,917	0.0	0.0	22.5	1,886.5	249.9	2,158.9	0.0	758	0.0	758	-3,096	526
2017	2,682	268.2	0.0	105.7	0.0	14	2,308	0.0	0.0	23.0	1,522.1	212.2	1,757.3	0.0	551	0.0	551	-2,546	347
2018	2,135	213.5	0.0	83.6	0.0	14	1,838	0.0	0.0	23.4	1,235.8	180.1	1,439.3	0.0	398	0.0	398	-2,147	229
2019	1,705	170.5	0.0	66.3	0.0	14	1,468	0.0	0.0	23.9	1,006.6	154.1	1,184.7	0.0	283	0.0	283	-1,863	140
2020	1,366	136.5	0.0	52.7	0.0	14	1,177	0.0	0.0	24.3	822.0	131.5	978.8	0.0	199	0.0	198	-1,665	94
2021	1,094	109.4	0.0	41.8	0.0	14	943	0.0	0.0	24.7	672.1	112.0	808.8	0.0	134	0.0	134	-1,531	58
Sub	27,168	2,362.3	0.0	1,076.7	0.0	13	23,720	0.0	0.0	206.7	15,538.3	2,128.3	17,873.4	0.0	5,856	7,386.5	-1,531	-1,531	-2,636
Rem	3,803	380.3	0.0	131.8	0.0	13	3,291	0.0	0.0	170.3	2,514.4	636.8	3,321.7	1,342.8	-1,274	0.0	-1,274	-2,804	-149
Total	30,971	2,742.6	0.0	1,208.6	0.0	13	27,020	0.0	0.0	377.1	18,052.7	2,765.2	21,195.0	1,342.8	4,582	7,386.5	-2,804	-2,804	-2,785

CO. SHARE RESERVES LIFE (years)

Reserves Half Life	3.5
RLI (Principal Product)	9.6
Reserves Life	20.3
RLI (BOE)	9.6

TOTAL RESERVES - SALES

	GROSS	WI	CO SH	NET
Oil (bbl)	0	0	0	0
Gas (MMcf)	49,585	14,472	14,472	12,603
Gas (Mboe)	8,261	2,412	2,412	2,100
*NGL (bbl)	0	0	0	0
Cond (bbl)	0	0	0	0
Total (boe)	8,260,790	2,412,063	2,412,063	2,100,446

*This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line.

NET PRESENT VALUES BEFORE TAX

Discount Rate %	Op Income M$	Investment M$	Cash Flow M$	NPV/BOE $/BOE
0	4,682	7,386.5	(2,804)	(1.16)
5	4,600	7,186.7	(2,589)	(1.07)
10	4,221	7,006.6	(2,786)	(1.15)
12	4,051	6,936.0	(2,885)	(1.20)
15	3,801	6,836.2	(3,034)	(1.26)
20	3,422	6,676.3	(3,255)	(1.35)

CAPITAL (undisc)

		Unrisked	Risked
Cost Of Prod.	$/BOEPD	10,750.03	10,750.03
Cost Of Reserves	$/BOE	3.06	3.06
Prob Of Success	%	100.00	
Chance Of	%	100.00	

ECONOMIC INDICATORS

		BTAX Unrisked	BTAX Risked
Discount Rate	(%)	10.0	10.0
Payout	(Yrs)	0.0	0.0
Discounted Payout	(Yrs)	0.0	0.0
DCF Rate of Return	(%)	0.0	0.0
NPV/Undisc Invest		-0.4	-0.4
NPV/Disc Invest		-0.4	-0.4
NPV/DIS Cap Exposure		-0.4	-0.4
NPV/BOEPD	(M$/boepd)	-4.1	-4.1

FIRST 12 MONTHS AVG. PERFORMANCE (undisc)

		WI Unrisked	WI Risked	Co. Share Unrisked	Co. Share Risked
Prod (3 Mo Ave)	(BOEPD)	356.38	356.38	356.38	356.38
Prod (12 Mo Ave)	(BOEPD)	687.11	687.11	687.11	687.11
Price	($/BOE)	12.84	12.84	12.84	12.84
Royalties	($/BOE)	1.31	1.31	1.31	1.31
Operating Costs	($/BOE)	9.24	9.24	9.24	9.24
NetBack	($/BOE)	2.29	2.29	2.29	2.29
Recycle Ratio	(ratio)	0.75	0.75	0.75	0.75